EXHIBIT P

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE FEDERATIVE REPUBLIC OF BRAZIL OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

FEDERATIVE REPUBLIC OF BRAZIL

12.50% Global BRL Bonds due 2016

	Payable in U.S. Dollars	R$3,400,000,000

No. [•]	CUSIP No.	105756BJ8
	ISIN No.	US105756BJ84
	Common Code	023092956

The Federative Republic of Brazil (herein called the “Issuer” or “Brazil”), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum set forth on the face hereof on January 5, 2016, translated into U.S. dollars at the Applicable Market Rate (as herein defined) on the applicable Rate Determination Date (as herein defined), and to pay interest thereon from September 26, 2005 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on January 5 and July 5 of each year, commencing January 5, 2006 (each an “Interest Payment Date”), at the rate of 12.50% per annum, translated into U.S. dollars at the Applicable Market Rate (as herein defined) on the applicable Rate Determination Date (as herein defined) until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Fiscal Agency Agreement hereinafter referred to, be paid to the person (the “registered holder”) in whose name this Security (or one or more predecessor Securities) is registered at the close of business on December 21 or June 20 (whether or not a business day), as the case may be (each a “Regular Record Date”), next preceding such Interest Payment Date. Interest will be calculated on the basis of a 360-day year, consisting of twelve 30-day months. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the registered holder on such Regular Record Date and may either be paid to the person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on a special record date for the payment of such interest to be fixed by

Brazil, notice whereof shall be given to registered holders of Securities of this series not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange. All payments of principal of and interest on this Security shall be made exclusively in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. The amount of principal and interest to be paid will be determined by JPMorgan Chase Bank, N.A., acting under the Calculation Agency Agreement (the “Calculation Agency Agreement”) dated September 26, 2005, between Brazil and JPMorgan Chase Bank, N.A., as Calculation Agent (the “Calculation Agent”, which term includes any successor calculation agent under the Calculation Agency Agreement) and will be translated from Brazilian reais into U.S. dollars based on the Applicable Market Rate (as herein defined) on the applicable Rate Determination Date(as herein defined), as provided in the further provisions of this Security set forth on the reverse hereof.

Principal of this Security shall be payable in U.S. dollars against surrender hereof at the corporate trust office of the Fiscal Agent hereinafter referred to and at the offices of such other Paying Agents as Brazil shall have appointed pursuant to the Fiscal Agency Agreement. Payments of principal of this Security shall be made in U.S. dollars against surrender of this Security, and payments of interest on this Security shall be made in U.S. dollars, in accordance with the foregoing and subject to applicable laws and regulations, by check mailed on or before the due date for such payment to the person entitled thereto at such person’s address appearing on the register for this Security or, in the case of payments of principal, to such other address as the registered holder may specify upon such surrender; provided, however, that any payments shall be made, in the case of a registered holder of at least R$2,500,000 aggregate principal amount of the Securities, by transfer to an account denominated in U.S. dollars maintained by the payee with a bank if such registered holder so elects by giving notice to the Fiscal Agent, not less than 15 days (or such fewer days as the Fiscal Agent may accept at its discretion) prior to the date of the payments to be obtained, of such election and of the account to which payments are to be made. The Issuer covenants that until this Security has been delivered to the Fiscal Agent for cancellation, or monies sufficient to pay the principal of and interest on this Security have been made available for payment and either paid or returned to the Issuer as provided herein, it will at all times maintain offices or agencies in The City of New York and (so long as the Securities are listed on the Luxembourg Stock Exchange and such Exchange shall so require) Luxembourg for the payment of the principal of and interest on the Securities as herein provided.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Brazil hereby agrees that its obligation to effect payments of principal of and interest on this Security constitutes an obligation to pay a sum certain which may be collected through execution proceedings and that this Security constitutes an extrajudicial execution instrument (título executivo extrajudicial) in accordance with the provisions of Articles 583 and 585 (II) of the Civil Procedure Code of Brazil, and for the purpose of the provisions of paragraph 2 of Article 585 of the Civil Procedure Code of Brazil, the Issuer indicates Brazil as place for the fulfillment of the Issuer’s obligations under this Security.

Unless the certificate of authentication hereon has been executed by the Fiscal Agent by manual signature, this Security shall not be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated: September 26, 2005

FEDERATIVE REPUBLIC OF BRAZIL

By

Name:
Title:

WITNESS:

By

Name:
Citizenship:
Passport No:

WITNESS:

By

Name:
Citizenship:
Passport No:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Fiscal Agency Agreement.

JPMORGAN CHASE BANK, N.A. as Fiscal Agent

By
Authorized Officer

1. This Security is one of a duly authorized issue of 12.50% Global BRL Bonds due 2016 (payable in U.S. dollars) (herein called the “Securities”) of the Issuer, issued in accordance with a Fiscal Agency Agreement, dated as of November 1, 1996 (such instrument, as amended by Amendment No. 1 thereto, dated as of April 28, 2003, Amendment No. 2 thereto, dated as of March 30, 2004 and Amendment No. 3 thereto, dated as of June 28, 2004 and as it may be further amended from time to time, is herein called the “Fiscal Agency Agreement”), between the Issuer and JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank) as Fiscal Agent (herein called the “Fiscal Agent”, which term includes any successor fiscal agent under the Fiscal Agency Agreement), copies of which Fiscal Agency Agreement are on file and available for inspection at the corporate trust office of the Fiscal Agent in The City of New York and, so long as the Securities are listed on the Luxembourg Stock Exchange and such Exchange shall so require, at the office of the Paying Agent in Luxembourg. The Securities are limited in aggregate principal amount to R$3,400,000,000 (which amount may be increased at the option of the Issuer, subject to Paragraph 15 below, if in the future it determines that it may wish to sell additional securities of this series). The Securities are Type B Collective Action Securities under the Fiscal Agency Agreement. Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Fiscal Agency Agreement.

The Securities are the direct, general and unconditional obligations of Brazil. The Securities will rank pari passu, without any preference among themselves. The payment obligations of Brazil under the Securities will at all times rank at least equally with all other payment obligations of Brazil relating to external indebtedness. For purposes of this paragraph, “external indebtedness” means any indebtedness for money borrowed which is payable by its terms or at the option of its holder in any currency other than the currency of Brazil (other than any such indebtedness that is originally issued within Brazil) and “indebtedness” means all unsecured, unsubordinated obligations of Brazil in respect of money borrowed and guarantees given by Brazil in respect of money borrowed by others. Brazil hereby pledges its full faith and credit for the due and punctual payment of all amounts due in respect of the Securities.

Brazil undertakes that so long as any of the Securities remain outstanding, it will not create or permit to subsist any Security Interest in any of its present or future revenues or assets to secure Public External Indebtedness of Brazil, unless (i) the Securities are secured equally and ratably with such Public External Indebtedness or (ii) the Securities have the benefit of such other security, guarantee, indemnity or other arrangement as shall be approved by the holders of the Securities as provided in Section 11 of the Fiscal Agency Agreement; provided, however, that Brazil may create or permit to subsist:

(a) any Security Interest created prior to September 26, 2005, including renewals or refinancing thereof, provided, however, that any renewal or refinancing of any such Security Interest secures only the renewal or extension of the original secured financing;

(b) any Security Interest created or contemplated under the agreements (as such may be amended from time to time) implementing the Federative Republic of Brazil 1992 Financing Plan dated December 29, 1992 sent to the international banking community with the communication dated December 29, 1992 from the Minister of Finance of Brazil (the “1992 Financing Plan”) and explanatory communications relating thereto and implementing documentation therefor, including any Security Interest to secure obligations under the collateralized bonds issued thereunder (the “Collateralized Bonds”);

(c) any Security Interest securing Public External Indebtedness of Brazil issued upon surrender or cancellation of any of the Collateralized Bonds or the principal amount of any indebtedness of Brazil outstanding as of April 14, 1994, in each case, to the extent such Security Interest is created to secure such Public External Indebtedness on a basis comparable to the Collateralized Bonds;

(d) any Security Interest securing Public External Indebtedness incurred or assumed by Brazil in connection with a Project Financing, provided that the property over which such Security Interest is granted consists solely of assets or revenues of the project for which the Project Financing was incurred;

(e) any Security Interest securing Public External Indebtedness which (i) is issued by Brazil in exchange for secured indebtedness of Brazilian public sector bodies (other than Brazil) and (ii) is in an aggregate principal amount outstanding (with debt denominated in currencies other than U.S. dollars expressed in U.S. dollars based on rates of exchange prevailing at the date such debt was incurred) that does not exceed U.S. $25,000,000; and

(f) any Security Interest securing Public External Indebtedness incurred or assumed by Brazil to finance or refinance the acquisition of the assets in which such Security Interest has been created or permitted to subsist.

For the purposes of this Security,

(1) “Public External Indebtedness” means any Public Indebtedness of Brazil which is payable by its terms or at the option of its holder in any currency other than the currency of Brazil (other than any such Public Indebtedness that is originally issued within Brazil). For this purpose, settlement of original issuance by delivery of Public Indebtedness (or the instruments evidencing such Public Indebtedness) within Brazil shall be deemed to be original issuance within Brazil;

(2) “Public Indebtedness” means any payment obligation, including any contingent liability, of any person arising from bonds, debentures, notes or other securities which (i) are, or were intended at the time of issuance to be, quoted, listed or traded on any securities exchange or other securities market (including, without limiting the generality of the foregoing, securities eligible for resale pursuant to Rule 144A under the United States Securities Act of 1933, as amended (or any successor law or regulation of similar effect)) and (ii) have an original maturity of more than one year or are combined with a commitment so that the original maturity of one year or less may be extended at the option of Brazil to a period in excess of one year;

(3) “Project Financing” means any financing of all or part of the costs of the acquisition, construction or development of any project and the person or persons providing such financing expressly agree to limit their recourse to the project financed and the revenues derived from such project as the principal source of repayment for the monies advanced; and

(4) “Security Interest” means any lien, pledge, mortgage, security interest or other encumbrance.

2. The Securities are issuable only in fully registered form. The Securities are issuable in authorized denominations of R$250,000 and integral multiples of R$1,000 in excess thereof.

3. The Issuer shall maintain in The City of New York an office or agency where Securities may be surrendered for registration of transfer or exchange. The Issuer has initially appointed the corporate trust office of the Fiscal Agent as its agent in The City of New York for such purpose and has agreed to cause to be kept at such office a register in which, subject to such reasonable regulations as it may prescribe, Brazil will provide for the registration of Securities and registration of transfers of Securities. In addition, Brazil has appointed the main offices of J.P. Morgan Bank Luxembourg S.A. in Luxembourg as an additional agency (a “Transfer Agent”) where Securities may be surrendered for registration of transfer or exchange. Brazil reserves the right to vary or terminate the appointment of the Fiscal Agent as security registrar or of the Transfer Agent or to appoint additional or other registrars or Transfer Agents or to approve any change in the office through which any security registrar or any Transfer Agent acts, provided that there will at all times be a security registrar in The City of New York and (so long as the Securities are listed on the Luxembourg Stock Exchange and such Exchange shall so require) a Transfer Agent in Luxembourg.

The transfer of a Security is registrable on the aforementioned register upon surrender of such Security at the corporate trust office of the Fiscal Agent or the Transfer Agent duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Fiscal Agent duly executed by, the registered holder thereof or his attorney duly authorized in writing. Upon such surrender of this Security for registration of transfer, the Issuer shall execute, and the Fiscal Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities, dated the date of authentication thereof, of any authorized denominations and of a like aggregate principal amount.

At the option of the registered holder upon request confirmed in writing, Securities may be exchanged for Securities of any authorized denominations and of a like tenor, form and aggregate principal amount upon surrender of the Securities to be exchanged at the office of the Transfer Agent or at the corporate trust office of the Fiscal Agent. Whenever any Securities are so surrendered for exchange, the Issuer shall execute, and the Fiscal Agent shall authenticate and deliver, the Securities which the registered holder making the exchange is entitled to receive. Any registration of transfer or exchange will be effected upon the Transfer Agent or the Fiscal Agent, as the case may be, being satisfied with the documents of title and identity of the person making the request and subject to such reasonable regulations as the Issuer may from time to time agree with the Transfer Agent and the Fiscal Agent.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of Brazil, evidencing the same debt, and entitled to the same benefits, as the Securities surrendered upon such registration of transfer or exchange. No service charge shall be made for any registration of transfer or exchange, but Brazil may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than an exchange in connection with a partial redemption of a Security not involving any registration of a transfer.

Prior to due presentment of this Security for registration of transfer, the Issuer, the Fiscal Agent and any agent of the Issuer or the Fiscal Agent may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Issuer nor the Fiscal Agent nor any such agent shall be affected by notice to the contrary.

4. (a) The Issuer shall pay to the Fiscal Agent at its principal office in The City of New York, not later than 10:00 a.m. (The City of New York) on the business day in The City of New York prior to each Interest Payment Date, the maturity date of the Securities and the date on which any payment is made in respect of the Securities following an acceleration of the maturity of the Securities, such amounts in U.S. dollars sufficient (with any amounts then held by the Fiscal Agent and available for the purpose) to pay the interest on, and the principal of, the Securities due and payable on such Interest Payment Date, maturity date or date on which any payment is made in respect of the Securities following an acceleration of the maturity of the Securities, as the case may be. The Fiscal Agent shall apply the amounts so paid to it to the payment of such interest and principal in accordance with the terms of the Securities. Any monies paid by the Issuer to the Fiscal Agent for the payment of the principal of or interest on any Securities and remaining unclaimed at the end of two years after such principal or interest shall have become due and payable (whether at maturity or otherwise) shall then be repaid to the Issuer, and upon such repayment all liability of the Fiscal Agent with respect thereto shall cease, without, however, limiting in any way any obligation the Issuer may have to pay the principal of and interest on this Security as the same shall become due. This Security will become void unless presented for payment within five years after the maturity date hereof (or such shorter period as may be prescribed by applicable laws). For so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of such Exchange shall so require, Brazil shall maintain a Paying Agent in Luxembourg. Brazil has initially appointed J.P. Morgan Bank Luxembourg S.A., 6, route de Trèves, L-2633 Senningerberg, Luxembourg, as its Paying Agent in Luxembourg.

(b) The Issuer shall maintain a calculation agent in The City of New York until all interest and principal payable on the Securities has been paid. The Calculation Agent will cause the amounts of interest, the amounts of principal, the Applicable Market Rate and any other amount required hereunder for such interest period and the relevant Interest Payment Date, maturity date or date on which any payment is made in respect of the Securities following an acceleration of the maturity of the Securities, as the case may be, to be provided to Brazil, the Fiscal Agent and, as long as the Securities are listed on the Luxembourg Stock Exchange, the Luxembourg Paying Agent in the manner contemplated in the Calculation Agency Agreement.

(c) In any case where the due date for the payment of the principal of or interest on any Security shall be at any place of payment a day on which banking institutions are authorized or obligated by law or executive order to close, then payment of principal or interest need not be made on such date at such place but may be made on the next succeeding day at such place which is not a day on which banking institutions are authorized or obligated by law or executive order to close, with the same force and effect as if made on the date for such payment, and no interest shall accrue for the period after such date.

(d) For purposes of all payments of interest, principal, or other amounts contemplated herein:

(i) “Applicable Market Rate” means, for any Rate Determination Date, the rate determined by the Calculation Agent (the “PTAX Rate”) that is equal to the Brazilian real/U.S. dollar commercial rate, expressed as the amount of Brazilian reais per one U.S. dollar as reported by the Central Bank of Brazil on the SISBACEN Data System under transaction code PTAX800 (“Consultas de Cambio” or Exchange Rate Enquiry), Option 5, “Venda” (“Cotações para Contabilidade” or Rates for Accounting Purposes) (or any successor screen established by the Central Bank of Brazil) for such Rate Determination Date; provided, however, that if the PTAX Rate scheduled to be reported on any Rate Determination Date is not reported by the Central Bank of Brazil on such Rate Determination Date, then the Applicable Market Rate will be BRL12. If the Applicable Market Rate cannot be calculated as described above, the Calculation Agent will determine the Applicable Market Rate by reference to the quotations received from three leading Brazilian banks as shall be selected by Brazil in its sole discretion (collectively, the “Reference Banks”). The quotations will be determined in each case for such Rate Determination Date as soon as practicable after it is determined that the Applicable Market Rate cannot be calculated as described above for such Rate Determination Date. The Calculation Agent will ask each of the Reference Banks for quotations for the offered Brazilian real/U.S. dollar exchange rate for the sale of U.S. dollars. The Applicable Market Rate will be the average of the Brazilian real/U.S. dollar exchange rates obtained from the Reference Banks. If only two quotations are obtained, the Applicable Market Rate will then be the average of the Brazilian real/U.S. dollar exchange rates obtained from the Reference Banks. If only one quotation is obtained, the Applicable Market Rate will be that quotation. Where no such quotations are obtained from the Reference Banks, if Brazil determines in its sole discretion that there are one or two other suitable replacement banks active in the Brazilian real/U.S. dollar rate, the Calculation Agent shall ask such banks to provide such quotations and shall use such quotations it receives to determine the Applicable Market Rate (taking an average rate, as set forth above, if applicable).

(ii) “BRL12” means the EMTA BRL Industry Survey Rate (BRL12), which is the final Brazilian real/U.S. dollar specified rate of U.S. dollars, expressed as the amount of Brazilian reais per one U.S. dollar, published on EMTA’s website (www.emta.org) for the applicable Rate Determination Date. BRL12 is calculated by EMTA (or a service provider EMTA may select in its sole discretion) using the EMTA BRL Industry Survey Methodology dated as of March 1, 2004, as amended from time to time, pursuant to which (as of the date hereof) EMTA conducts a twice-daily survey of up to 15 Brazilian financial institutions that are active participants in the Brazilian real/U.S. dollar spot market, with a required minimum participation of at least 5 financial institutions.

(iii) “Business day” means a day, other than a Saturday or Sunday, on which commercial banks and foreign exchange markets are open, or not authorized to close, in The City of New York; provided, however, that solely for the purposes of determining the Applicable Market Rate, “business day” means a day, other than a Saturday or Sunday, on which commercial banks and foreign exchange markets are open, or not authorized to close, in São Paulo, Brazil and The City of New York.

(iv) “Rate Determination Date” means the second business day preceding each scheduled interest or principal payment date or the second business day preceding the date on which any payment is made in respect of the global bonds following an acceleration of the maturity of the global bonds.

5. (a) All payments of principal and interest in respect of the Securities will be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges, of whatever nature imposed, levied, collected, withheld or assessed by or within Brazil or any political subdivision thereof or any authority or agency therein or thereof having power to tax (all of which are referred to herein as “Brazilian Taxes”), unless such withholding or deduction is required by law.

In the event that withholding or deduction of such Brazilian Taxes is required by law, Brazil shall (i) make such deduction or withholding, (ii) pay on a timely basis the full amount deducted or withheld to the relevant taxing authority in accordance with applicable law and (iii) pay such additional amounts as will result in receipt by the holders of the Securities of such amounts as would have been received by them in the absence of withholding or deduction for such Brazilian Taxes, except that no such additional amounts shall be payable in respect of any Security to the extent:

(i) that any such Brazilian Taxes would not have been imposed but for a connection between the holder and Brazil other than the holding of such Security and the receipt of payments with respect to such Security; or

(ii) of any such Brazilian Taxes with respect to such Security if such Security is presented for payment more than 30 days after the date on which such payment first became due and payable or (if the full amount of the money payable has not been received by the Fiscal Agent on or prior to such due date) the date on which payment thereof is duly provided for and notice thereof given to holders, whichever occurs later, except to the extent that the holder of such Security would have been entitled to such additional amounts on presenting such Security for payment on the last day of such 30-day period; or

(iii) of any Brazilian Taxes which would not have been imposed but for the failure of the holder or beneficial owners of such Security to comply with any certification, identification or other reporting requirements concerning the nationality, residence or connection with Brazil or any political subdivision or taxing authority thereof or therein (other than a requirement that has the effect of disclosing the nationality, residence or identity of a beneficial owner of such Security to Brazil, any paying agency or any governmental authority), of such holder or beneficial owner, as a precondition to exemption from such Brazilian Taxes;

and except that no such additional amounts shall be payable in respect of any Security to any holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent the beneficiary or settlor with respect to such fiduciary or a member of a partnership or a beneficial owner would not have been entitled to the payment of such additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of such Security.

Whenever in this Security there is a reference, in any context, to the payment of the principal of or interest on, or in respect of, any Security, such mention shall be deemed to include mention of the payment of additional amounts provided for in this

Paragraph 5(a) to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to the provisions of this Paragraph 5(a) and express mention of the payment of additional amounts (if applicable) in any provisions hereof shall not be construed as excluding additional amounts in those provisions hereof where such express mention is not made.

Brazil shall pay all stamp taxes and other duties, if any, which may be imposed by the Federative Republic of Brazil, the United States or any political subdivision thereof or taxing authority of or in the foregoing with respect to the Fiscal Agency Agreement or the issuance of this Security.

(b) Except as specifically provided in this Security, the Issuer shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

6. The Securities are not subject to redemption or prepayment prior to maturity. Brazil may at any time purchase any of the Securities in any manner and at any price; provided that, if purchases are made by tender, tenders must be available to all holders of Securities alike. All Securities purchased by or on behalf of Brazil may be held, resold or surrendered for cancellation.

7. In the event of:

(i) default in any payment of principal of, or interest on, any of the Securities and the continuance of such default for a period of 30 days; or

(ii) default which is materially prejudicial to the interests of the holders of the Securities in the performance of any other obligation under the Securities and the continuance of such default for a period of 30 days after written notice requiring the same to be remedied shall have been given to the Fiscal Agent by the holder of any Security; or

(iii) acceleration of in excess of U.S. $25,000,000 (or its equivalent in any other currency) in aggregate principal amount of Public External Indebtedness of Brazil by reason of an event of default (however described) resulting from the failure of Brazil to make any payment of principal or interest thereunder when due; or

(iv) failure to make any payment in respect of Public External Indebtedness of Brazil in an aggregate principal amount in excess of U.S. $25,000,000 (or its equivalent in any other currency) when due (as such date may be extended by virtue of any applicable grace period or waiver) and the continuance of such failure for a period of 30 days after written notice requiring the same to be remedied shall have been given to the Fiscal Agent by the holder of any Security; or

(v) declaration by Brazil of a moratorium with respect to the payment of principal of or interest on Public External Indebtedness of Brazil which does not expressly exclude the Securities and which is materially prejudicial to the interests of the holders of the Securities; or

(vi) denial by Brazil of its obligations under the Securities (each of the events described in clauses (i) to (vi) being an “Event of Default”);

then upon the occurrence of any such Event of Default each holder of Securities, so long as such Event of Default is continuing, may by written demand given to Brazil and the Fiscal Agent declare the principal of and any accrued interest on all of the Securities to be, and such principal and interest shall thereupon become, immediately due and payable, unless prior to receipt of such demand by Brazil all such Events of Default shall have been cured; provided, however, that any notice declaring the Securities due and payable shall become effective only when the Fiscal Agent has received such notice from holders of not less than 25% in aggregate principal amount of the Securities then Outstanding. “Public External Indebtedness” shall have the meaning set forth in Paragraph 1 above. If any Event of Default shall give rise to a declaration which shall be effective and all Events of Default shall cease to continue following such declaration, then such declaration may be rescinded and annulled by the affirmative vote or written consent of the holders of not less than 66 2/3% in aggregate principal amount of the Securities then Outstanding in accordance with the procedures set forth in Paragraph 9 below.

8. If any mutilated Security is surrendered to the Fiscal Agent, the Issuer shall execute, and the Fiscal Agent shall authenticate and deliver in exchange therefor, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

If there be delivered to the Issuer and the Fiscal Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of each of them harmless, then, in the absence of notice to the Issuer or the Fiscal Agent that such Security has been acquired by a bona fide purchaser, the Issuer shall execute, and upon its request the Fiscal Agent shall authenticate and deliver in lieu of any such destroyed, lost or stolen Security a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

Upon the issuance of any new Security under this Paragraph 8, the Issuer may require the payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and the expenses of the Fiscal Agent) connected therewith.

Every new Security issued pursuant to this Paragraph 8 in lieu of any destroyed, lost or stolen Security, shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone.

The provisions of this Paragraph 8 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

9. (a) At any meeting of holders of Securities duly called and held as specified in Section 11(a) of the Fiscal Agency Agreement, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the holders of not less than 66 2/3% in aggregate principal amount of the Securities then Outstanding represented at such meeting (or of such other percentage as may be set forth herein with respect to the action being taken), or (b) with the written consent of the owners of not less than 66 2/3% in aggregate principal amount of the Securities then Outstanding (or of such other percentage as may be set forth herein with respect to the action being taken), the Issuer and the Fiscal Agent, upon agreement between themselves, may modify, amend or supplement the terms of the Securities or, insofar as respects the Securities, the Fiscal Agency Agreement, in any way, and the holders of the Securities may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or by the Fiscal Agency Agreement to be made, given or taken by holders of the Securities; provided, however, that no such action may, without the consent or affirmative vote, in person or by proxy thereunto duly authorized in writing, of the holders of not less than 75% in aggregate principal amount of the Securities then Outstanding, (i) change the due date for the payment of the principal of or any installment of interest on any Securities, (ii) reduce the principal amount of any Securities, the portion of such principal amount that is payable upon acceleration of the maturity of the Securities or the interest rate thereon, (iii) change the coin or currency in which payment with respect to interest or principal in respect of any Security is payable or the place or places in which any such payment is required to be made, (iv) permit the Issuer to redeem the Securities, (v) reduce the proportion of the principal amount of the Securities the vote or consent of the holders of which is necessary to modify, amend or supplement the Fiscal Agency Agreement or the terms and conditions of the Securities or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or thereby to be made, taken or given, (vi) change the obligation of the Issuer to pay additional amounts, if any, pursuant to the Securities, (vii) amend Section 11(e)(iii) of the Fiscal Agency Agreement with respect to the Securities, (viii) change the governing law provisions of the Securities as set forth in Paragraph 12 below, (ix) change the Issuer’s appointment of an agent for the service of process, the Issuer’s agreement not to raise certain defenses with respect to its sovereign immunity or the Issuer’s agreement to submit to arbitration in respect of disputes relating to or arising under the Fiscal Agency Agreement or the Securities, each as set forth in Section 14 of the Fiscal Agency Agreement and Paragraph 14 below, (x) except as contemplated in clause (iii) of the final sentence of this paragraph, change the ranking of the Securities, as set forth in Paragraph 1 hereof or (xi) in connection with an offer to acquire all or any portion of the Securities where the consideration consists of either cash, new securities to be issued by the Issuer or any of its Public Sector Instrumentalities or any combination of the foregoing, amend any Event of Default hereunder. Any such modification, amendment or supplement shall be binding on the holders of Securities. The Issuer and the Fiscal Agent may, upon agreement between themselves, without the vote or consent of any holder of Securities, modify, amend or supplement the Fiscal Agency Agreement or the Securities for the purpose of (i) adding to the covenants of the Issuer for the benefit of the holders of the Securities, (ii) surrendering any right or power conferred upon the Issuer, (iii) securing the Securities pursuant to the requirements hereof or otherwise, (iv) curing any ambiguity, or curing, correcting or supplementing any defective provision thereof or hereof or (v) amending the Fiscal Agency Agreement or the Securities in any manner which the Issuer and the Fiscal Agent may determine and shall not adversely affect the interest of any holder of Securities in any material respect.

10. No reference herein to the Fiscal Agency Agreement and no provision of this Security or of the Fiscal Agency Agreement shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

11. The Issuer agrees that, if a judgment or order given or made by any court or arbitration tribunal for the payment of any amount in respect of any Security is expressed in a currency (the “judgment currency”) other than the currency in which such Security is denominated (the “denomination currency”), Brazil will pay any deficiency arising or resulting from any variation in rates of exchange between the date as of which the amount in the denomination currency is notionally converted into the amount in the judgment currency for the purposes of such judgment or order and the date of actual payment thereof. This obligation will constitute a separate and independent obligation from the other obligations under the Securities, will give rise to a separate and independent cause of action, will apply irrespective of any waiver or extension granted from time to time and will continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due in respect of the relevant Security or under any such judgment or order. The term “rates of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into the denomination currency.

12. THIS SECURITY SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THOSE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. AUTHORIZATION AND EXECUTION OF THIS SECURITY BY BRAZIL, HOWEVER, SHALL BE GOVERNED BY THE LAWS OF BRAZIL.

13. If, after the date of issuance of the global bonds, the Issuer replaces, redenominates or exchanges its currency (the “Original Currency”) with or for another currency (the “Successor Currency”), the global bonds will be deemed to be redenominated in the Successor Currency on the date of such replacement, redenomination or exchange. The Original Currency amount of any global bond will be the Successor Currency equivalent of such amount, calculated at the official rate set by

Brazil for converting the Original Currency into the Successor Currency on the date on which the replacement, redenomination or exchange occurs. If the Issuer replaces, redenominates or exchanges its currency more than once prior to the payment in full of the Securities, the official currency immediately prior to any such replacement, redenomination or exchange shall be the “Original Currency” for purposes of this Paragraph 13, and the currency that replaces such Original Currency shall be the Successor Currency for purposes of this Paragraph 13.

14. Brazil hereby certifies and declares that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Security, and to constitute this Security the valid obligation of Brazil in accordance with its terms, have been done and performed and have happened in due and strict compliance with the applicable laws of the Federative Republic of Brazil.

15. (a) Any dispute, controversy or claim arising out of or relating to the Fiscal Agency Agreement or the Securities (other than any action arising out of or based on the United States federal or state securities laws), including the performance, interpretation, construction, breach, termination or invalidity thereof (a “Dispute”) shall be finally settled by arbitration in accordance with the Arbitration Rules of the United Nations Commission on International Trade Law (excluding Article 26 thereof) and in effect on the date of the Fiscal Agency Agreement (the “UNCITRAL Arbitration Rules”). The number of arbitrators shall be three, to be appointed in accordance with Section II of the UNCITRAL Arbitration Rules, which, among other things, provides that (i) each party shall appoint one arbitrator, (ii) the two arbitrators thus appointed shall choose the third arbitrator who will act as the presiding arbitrator of the tribunal and (iii) if within 30 calendar days after the appointment of the second arbitrator the two arbitrators have not agreed on the choice of a presiding arbitrator, the presiding arbitrator shall be appointed by an appointing authority in the same way as a sole arbitrator would be appointed under Article 6 of the UNCITRAL Arbitration Rules. The appointing authority shall be the Chairman of the International Court of Arbitration of the International Chamber of Commerce. The third arbitrator may be (but need not be) of the same nationality as any of the parties to the arbitration. The place of arbitration shall be The City of New York. The arbitrators shall appoint a secretary with offices and facilities in The City of New York to provide administrative services in support of the proceedings. The language to be used in the arbitration proceedings shall be English. Any arbitral tribunal constituted under this Paragraph 14 shall make its decisions entirely on the basis of the substantive law specified in Paragraph 12 hereof and not on the principle of ex aequo et bono or otherwise.

(b) The Issuer hereby agrees that in any arbitration proceedings or judicial proceedings for the conversion of any award rendered in arbitration under this Paragraph 14 into a judgment, it will not raise any defense that it could not raise but for the fact that it is a sovereign state.

(c) The Issuer hereby irrevocably (i) agrees that any proceedings for the purpose of converting an arbitral award obtained in The City of New York under this Paragraph 14 into a judgment, may be heard in the United States District Court for the Southern District of New York and (ii) submits to the exclusive jurisdiction of such court for this sole purpose.

(d) For the sole purpose of receiving service of process or other legal summons in connection with obtaining judicial acceptance of any arbitral award pursuant to this Paragraph 14, including the conversion of an award in arbitration into a judgment, Brazil hereby irrevocably agrees that any such process or summons may be served upon it, pursuant to Article 35, section I of Supplementary Law No. 73 of February 10, 1993, by delivery to the Attorney General of Brazil (Advogado Geral da União), Palácio do Planalto, Esplanada dos Ministérios, Anexo 1, Brasília-DF, Brazil, as its authorized agent (the “Authorized Agent”) upon whom any such process or summons may be served, of letters rogatory or by any other means permissible under the laws of the State of New York and Brazil.

(e) Brazil hereby represents and warrants that it has no right to immunity, on the grounds of sovereignty or otherwise, from service of process or jurisdiction or any judicial proceedings of any competent court located in Brazil or from execution of any judgment in Brazil or from the execution or enforcement therein of any arbitration decision (except, in each case, for the limitation on alienation of public property referred to in Article 100 of the Civil Code of Brazil) in respect of any proceeding or any other matter arising out of or relating to its obligations under the Fiscal Agency Agreement or the Securities, and to the extent that Brazil is or becomes entitled to any such immunity, it irrevocably and unconditionally agrees not to plead or claim any such immunity with respect to its obligations or any other matter under or arising out of or in connection with the Fiscal Agency Agreement or the Securities.

(f) Any action arising out of or based on the Fiscal Agency Agreement or the Securities may be instituted by the Fiscal Agent or the holder of the Securities in any competent court in Brazil. Brazil hereby agrees that the obligation of Brazil to effect payments of principal of and interest on this Security constitutes an obligation to pay a sum certain which may be collected through execution proceedings and that the Securities constitute extrajudicial execution instruments (títulos executivos extrajudiciais) in accordance with the provisions of Articles 583 and 585 (II) of the Civil Procedure Code of Brazil for the collection of any amounts due under the Securities and the principal of and interest on the Securities, and that a holder of the Securities shall have the right, exercisable at its sole discretion, to institute legal proceedings against Brazil for the collection of the principal of and interest on the Securities through the proceedings contemplated in Article 730 et seq. of the Civil Procedure Code of Brazil. Brazil hereby waives irrevocably any immunity from jurisdiction or execution (except for the limitation on alienation of public property referred to in Article 100 of the Civil Code of Brazil) to which it might otherwise be entitled in any action arising out of or based on the Fiscal Agency Agreement or the Securities which may be instituted by the Fiscal Agent or holder of the Securities in any competent court in Brazil.

(g) No arbitration proceedings hereunder shall be binding upon or in any way affect the right or interest of any person other than the claimant or respondent with respect to such arbitration.

16. Brazil may, from time to time, without the consent of the holders of any Security, create and issue additional Securities having terms and conditions the same as the Securities, or the same except for the amount of the first payment of interest, which additional Securities may be consolidated and form a single series with the outstanding Securities; provided that such additional Securities do not have, for purposes of U.S. federal income taxation (regardless of whether any holders of such Securities are subject to the U.S. federal tax laws), a greater amount of original issue discount than the Securities have as of the date of the issue of such additional Securities.

17. Notices to holders of Securities shall be sufficiently given if mailed to the holders at the address appearing in the security register maintained by the Fiscal Agent and, so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of such Exchange shall so require, if published in an Authorized Newspaper in Luxembourg or, if not practicable in Luxembourg, elsewhere in any country in Europe. In the case of Securities in global form, notices will also be sent to DTC or its nominee, as the holder thereof. “Authorized Newspaper” means a newspaper, in an official language in the country of publication or in the English language, customarily published on each Monday, Tuesday, Wednesday, Thursday and Friday, whether or not published on Saturdays, Sundays or holidays, and of general circulation in the place in connection with which the term is used or in the financial community of such place. Where successive publications are made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Monday, Tuesday, Wednesday, Thursday or Friday. For purposes of publication in Luxembourg, an Authorized Newspaper shall mean the d’Wort, unless such newspaper is not available, or the website of the Luxembourg Stock Exchange (http://www.bourse.lu). Neither the failure to give notice nor any defect in any notice given to any particular holder of a Security shall affect the sufficiency of any notice with respect to any other Securities. In case by reason of the suspension of publication of any Authorized Newspaper or by reason of any other cause it shall be impracticable to publish any notice as provided above, then such notification as shall be given with the approval of the Fiscal Agent, which approval shall not be unreasonably withheld, shall constitute sufficient notice to such holders for every purpose hereunder. Such notices shall be deemed to have been given on the date of (i) such publication or, if published in such newspapers on different dates, on the date of the first such publication and (ii) in the case of any notice to DTC, or its nominee, on the date of mailing.